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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 15, 2004
                        ---------------------------------
                        (Date of earliest event reported)


                          ARIZONA AIRCRAFT SPARES, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                      000-49849              88-0483722
              ------                      ---------              ----------
 (State or other jurisdiction of         Commission           (I.R.S. Employer
 incorporation or organization)          File Number         Identification No.)

                            3431 East Hemisphere Loop
                              Tucson, Arizona 85706
               --------------------------------------------------
               (Address of principal offices, including Zip Code)

                                 (520) 806-0666
                                 --------------
              (Registrant's telephone number, including area code)

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Item 1.01. Entry into a Material Definitive Agreement.

         On November 15, 2004, Arizona Aircraft Spares, Inc., a Nevada corporation ("Arizona") entered into an Asset Purchase Agreement ("Agreement") with 1Cellnet LLC, a Delaware company ("1Cellnet" or the "Sellers"). Arizona is issuing to 1Cellnet a percentage of shares of Arizona equal to eighty percent (80%) of the total number of shares of Arizona outstanding at the date of this Agreement and with the issuance of those shares acquiring certain particular assets and liabilities of 1Cellnet.

         1Cellnet is also paying to Arizona to pay off the monies owed to its President a total amount of money of Six Hundred Thousand Dollars ($600,000) on or before November 30, 2004. For carrying this Note without interest the President of Arizona shall receive Three Hundred Thousand (300,000) restricted shares of Arizona and One Million (1,000,000) warrants of Arizona, at a price of One Dollar ($1.00).

         No more than ninety (90) days following the execution of this Agreement, Arizona will take all steps necessary to spin-out the subsidiary Arizona Aircraft Spares, Inc., incorporated in the State of Arizona, operating under the same name. It is understood that following such spin-out, the share structure of the spun-out company shall be the following: 1) the Company shall retain two million shares as an asset, 2) the current shareholders of Arizona will be issued four million shares on a pro-rata basis determined by ownership on the "record date", with the "record date" being the date of the spin-out, and
3) four million shares shall be set aside for the management of the spun-out company. On February 20, 2005, Arizona will provide complete documentation to the satisfaction of Arizona Aircraft Spares, Inc. incorporated in the State of Arizona evidencing that everything necessary under such spin-out has been completed.

         About the assets and liabilities purchased by the Company: The Company is purchasing 1) Cash in the amount of $72,000, 2) accounts receivable in the amount of $1,993,000, 3) other financial assets in the amount of $596,000, 4) Property, plant and equipment in the amount of $158,000 and 5) software in the amount of $2,811,000 for a total purchased of $5,631,000. Liabilities assumed are $3,547,000 and are mostly comprised of unused telephone minutes and unpaid commissions.

         These newly acquired assets and assumed liabilities of 1Cellnet are the assets of one of the world's fastest growing telecommunication multi-level marketing companies. 1Cellnet was established to provide discounted wireless cellular phone service throughout the world through the use of their new innovative software.

         The relationships of the Company and its past experience in U.S. governmental contracting will be expanded to include bidding on telecommunication contracts.

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Item 2.01 Completion of Acquisition of Assets.

Please see Item 1.01 of this current report.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 1.01 of this current report.

Item 9.01 Financial Statements and Exhibits

Audited financial statements and pro-forma statements of 1Cellnet, LLC shall be filed by January 25, 2005

Exhibit 99.01
Asset Purchase Agreement between Arizona Aircraft Spares, Inc., a Nevada corporation, and 1Cellnet LLC, a Delaware company, entered into this 15th day of November 2004.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Arizona Aircraft Spares, Inc.
By: /s/ Vito Peppitoni
    ------------------
Vito Peppitoni, Chief Executive Officer


Date:    November 16, 2004